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                                                                   EXHIBIT 23(j)



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We hereby consent to the use in this Registration Statement on Form N-1A of our report dated February 3, 2006, relating to the financial statements and financial highlights of Longleaf Partners Funds Trust, comprised of Longleaf Partners Fund, Longleaf Partners International Fund, and Longleaf Partners Small-Cap Fund, which appear in such Registration Statement. We also consent to the references to us under the headings "Financial Statements," "Independent Registered Public Accounting Firm," and "Financial Highlights" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP
Baltimore, Maryland
April 28, 2006